As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enovis Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1887631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE	19808
(Address of Principal Executive Offices)	(Zip Code)

Enovis Corporation 2020 Omnibus Incentive Plan, as amended June 7, 2022

(Full Title of the Plan)

Matthew L. Trerotola

President and Chief Executive Officer

Enovis Corporation

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(302) 252-9160

(Name, Address and Telephone of Agent for Service)

Copies to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher, LLP

1050 Connecticut Avenue, N.W., Suite 200

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is filed by Enovis Corporation (the “Company”) and relates to 745,000 shares of common stock, par value $0.001 per share (“Common Stock”), issuable under the Enovis Corporation 2020 Omnibus Incentive Plan, as amended June 7, 2022 (the “Plan”), which shares of Common Stock are in addition to the 1,476,666 shares of Common Stock (as adjusted for the one-for-three reverse stock split effected by the Company on April 4, 2022) registered on the Company’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 (File No.  333-238564) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 30, 2012)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on April 8, 2022)

4.3	Enovis Corporation Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on April 8, 2022)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Enovis Corporation (included on signature page hereto)

99.1	Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 27, 2020)

99.2	First Amendment to the Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 13, 2022)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 4th day of August, 2022.

ENOVIS CORPORATION

By:	/s/ Matthew L. Trerotola
Matthew L. Trerotola
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew L. Trerotola, Christopher M. Hix and Bradley J. Tandy, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Matthew L. Trerotola Matthew L. Trerotola	President and Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2022

/s/ Christopher M. Hix Christopher M. Hix	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 4, 2022

/s/ John Kleckner John Kleckner	Vice President, Controller (Principal Accounting Officer)	August 4, 2022

/s/ Mitchell P. Rales Mitchell P. Rales	Chairman of the Board of Directors	August 4, 2022

/s/ Barbara W. Bodem Barbara W. Bodem	Director	August 4, 2022

/s/ Liam J. Kelly Liam J. Kelly	Director	August 4, 2022

/s/ Angela S. Lalor Angela S. Lalor	Director	August 4, 2022

/s/ Philip A. Okala Philip A. Okala	Director	August 4, 2022

/s/ Christine Ortiz Christine Ortiz	Director	August 4, 2022

/s/ A. Clayton Perfall A. Clayton Perfall	Director	August 4, 2022

/s/ Brady Shirley Brady Shirley	Director	August 4, 2022

/s/ Rajiv Vinnakota Rajiv Vinnakota	Director	August 4, 2022

/s/ Sharon L. Wienbar Sharon L. Wienbar	Director	August 4, 2022